Exhibit 23.2

Our Ref.: HG/IC/C957/ABA4/cl

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors
Changda International Holdings Inc.

We hereby consent to your incorporation of our audit report dated October 12, 2009 relating to the consolidated financial statements of Changda International Limited as of and for the years ended December 31, 2008 and 2007, and the reference to us under the caption "Experts" in the Form. S-1 of Changda International Holdings Inc. dated December 31, 2009.

/s/ Mazars
Mazars
Certified Public Accountants Hong Kong

Date: December 31, 2009